UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2017

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31747	52-0898545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Universal Security Instruments, Inc. (the “Company”) was held on November 15, 2017. The matters submitted to the stockholders for a vote were: (i) the election of one director; (ii) a non-binding resolution approving the compensation of the executive officers named in the proxy statement; and (iii) the authorization of the Company’s Board of Directors to accept the selection by the Audit Committee of an outside auditing firm for the Company’s 2018 fiscal year.

Of the 2,312,887 shares entitled to notice of and to vote at the meeting, 1,321,528 shares (or 57.1% of the total shares) were represented at the meeting.

(i)	The nominee submitted for election as director was Harvey B. Grossblatt, for a term of three years, as described in the Proxy Statement distributed to stockholders in connection with the meeting. The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold	Abstain	Broker Non-Votes
Harvey B. Grossblatt	445,280	165,762	0	710,486

As a result, the nominee was elected. Ira Bormel, Cary Luskin and Ronald A. Seff, M.D. were not up for re-election and continue in office as Directors after the Meeting.

(ii)	The results of the vote on the non-binding resolution approving the compensation of the executive officers named in the proxy statement were as follows:

For	Against	Abstain	Broker Non-Votes
436,291	173,439	1,312	710,486

As a result, the resolution was approved.

(iii)	The results of the vote on the proposal to authorize selection of an auditor were as follows:

For	Against	Abstain	Broker Non-Votes
1,268,952	37,174	15,402	0

As a result, the proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: November 16, 2017	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt President